UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  December 27, 2011

SPORT CHALET, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20736	95-4390071
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sport Chalet Drive, La Cañada, CA 91011
(Address of principal executive offices) (Zip Code)

(818) 949-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of Long-Term Incentive Plan

On December 27, 2011, the Compensation Committee of the Board of Directors of Sport Chalet, Inc. (the “Company”) approved a long-term incentive plan (“LTI Plan”) for the Company’s Chief Executive Officer.  The LTI Plan is intended to reward the achievement of specific financial and strategic objectives over a two-fiscal year performance cycle.

Under the LTI Plan, the Chief Executive Officer is eligible to earn a cash bonus based upon the Company’s achievement of certain performance objectives in fiscal 2013. The Company must achieve a threshold performance level in order for any bonus to be paid under the LTI Plan. Once the Company’s threshold performance level has been met, the bonus opportunity will vary depending on the extent to which the Company has exceeded its threshold performance level, up to 120% of the target bonus.  The target award is $325,000, and the award, if any, will be paid in the year following the performance period.  The financial measures for the LTI Plan award are based on, improved net income, a reduction in the debt to EBITDA ratio, growth of online sales, growth of the Team Sales Division, and new store openings as well as quantifiable strategic metrics deemed to be important to the operating performance of the Company.

Each of the performance objectives was selected from a list of performance objectives under the Company’s 2004 Equity Incentive Plan approved by its stockholders at the 2011 annual meeting of stockholders.

The LTI Plan is intended to be an ongoing program under which the Compensation Committee will grant new long-term compensation awards each year.  However, the Compensation Committee is not obligated to grant awards under the program each year, and it may grant awards in any given year with terms that vary from those set forth above in any respect, including, among other things, the performance objectives, the aggregate award values and the performance period.  All determinations, interpretations and assumptions relating to the vesting and the calculation of the awards under the program will be made by the Compensation Committee.

There is no assurance that the Company will achieve the performance objectives established by the Compensation Committee in any fiscal year.

Craig Levra, Chairman and Chief Executive Officer intends to use the proceeds from the award, if any, to reduce the outstanding balance of the loan obtained to pay his income taxes resulting from the 2005 recapitalization plan and for subsequent purchases of Class B Common Stock for which 791,435 shares of Class B Common Stock are pledged as collateral.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORT CHALET, INC.
Date: December 28, 2011
	By:	/s/ Howard K. Kaminsky
Howard K. Kaminsky, Executive Vice President-Finance, Chief Financial Officer and Secretary